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                                                                   EXHIBIT 10.11


                            DISCOUNT AUTO PARTS, INC.
                    NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


         WHEREAS, DISCOUNT AUTO PARTS, INC. (the "Company") has previously adopted the Discount Auto Parts, Inc. Non-Employee Directors' Stock Option Plan (the "Plan"); and

         WHEREAS, pursuant to Section 3.7 of the Plan, the Company's Board of Directors has retained the right to amend the Plan in certain respects; and

         WHEREAS, the Company's Board of Directors deems it advisable and in the best interests of the Company and its stockholders to amend the Plan to add an automatic grant of options to new directors who have been appointed by the Board of Directors to fill a vacancy on the Board.

         NOW, THEREFORE, BE IT RESOLVED that the Plan is hereby amended as follows:

         1. Section 2.1 of the Plan is hereby amended in its entirety to read as follows:

                           2.1      Number of Shares

                                    (a) Each year, as of the date of the Annual
                  Meeting of Stockholders of the Company, each Non-Employee Director who has been elected or reelected or who is continuing as a member of the Board as of the adjournment of the Annual Meeting shall automatically receive an Option for 1,000 shares of Common Stock.

                                    (b) Each Non-Employee Director who is
                  appointed by the Board to fill a vacancy on the Board and who continues to hold such position sixty (60) days after such appointment shall automatically receive on such sixtieth day an Option for 1,000 shares of Common Stock.

         2. This amendment shall be effective upon adoption by the Board, shall be submitted for ratification by the stockholders of this corporation at the Company's Annual Meeting of Stockholders next following the adoption of this amendment by the Board and the automatic grant for Non-Employee Directors who are appointed to fill a vacancy shall apply to any Non-Employee Director whose sixty days expires after the date of adoption of this amendment by the Board, including without limitation to any Non-Employee Director who may have been so appointed prior to the date of adoption of this amendment by the Board.